Exhibit 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Casey’s General Stores, Inc. (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ending July 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Walljasper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer

Dated: December 9, 2014